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                                                                     EXHIBIT 5.1


May 3, 2002

Cal Dive International, Inc.
400 N. Sam Houston Parkway E.
Suite 400
Houston, Texas 77060

Gentlemen:

         I am Corporate Secretary for Cal Dive International, Inc., a Minnesota corporation (the "Company"), and give this opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,600,000 shares of the Company's common stock, no par value per share (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-3 (the "Registration Statement") relating thereto filed with the U.S. Securities and Exchange Commission.

         In connection therewith, I have examined originals or copies certified or otherwise identified to our satisfaction of the 1997 Amended and Restated Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the offering of common stock and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

         I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

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Cal Dive International, Inc.
May 3, 2002
Page 2

         Based on the foregoing examination, I am of the opinion that the 4,600,000 shares of Common Stock to be issued and sold by the Company, upon compliance with the terms of the Underwriting Agreement pursuant to which the Common Stock is sold, will be duly and validly issued, and fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                    Very truly yours,


                                    /s/ ANDREW C. BECHER

                                    Andrew C. Becher
                                    Corporate Secretary

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